Exhibit 99.1

PRESS RELEASE

Contact:	Investors:
Michael J. Lambert	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Strategy & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858-909-3394	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Nicholas S. Laudico
The Ruth Group
646-536-7030 nlaudico@theruthgroup.com

NUVASIVE REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

•	Second quarter 2012 total revenue of $154.4 million; up 16.1% from second quarter 2011

•	GAAP net income of $2.9 million, or $0.06 per share

•	Non-GAAP net income of $12.0 million, or $0.27 per share

SAN DIEGO, July 25, 2012 - NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today financial results for the quarter ended June 30, 2012.

Alex Lukianov, Chairman and Chief Executive Officer, said, “Our financial performance in the second quarter and first half of 2012 attests to excellent execution of our market-share taking strategy, and gives us confidence to raise our full year revenue and profitability guidance. We made strong improvements in profitability and will continue to balance the necessary investments into NuVasive’s differentiation and share taking strategy. Looking forward, we expect our top line to grow in conjunction with an improving profitability profile and continual improvements in free cash flow. We are laying the groundwork today to become the #3 spine company in the world.”

NuVasive reported second quarter 2012 revenue of $154.4 million, a 16.1% increase over the $133.0 million for the second quarter 2011 and a 1.8% increase over the $151.7 million reported for the first quarter 2012.

Gross profit for the second quarter 2012 was $117.9 million and gross margin was 76.3%, compared to a gross profit of $107.5 million and a gross margin of 80.8% for the second quarter 2011. For the first quarter 2012, gross profit was $114.8 million and gross margin was 75.7%.

Total operating expenses for the second quarter 2012 were $104.9 million compared to $96.0 million in the second quarter 2011 and $107.5 million in the first quarter 2012. The higher operating expenses in the second quarter 2012 compared to the prior year resulted primarily from additional costs associated with higher revenue and infrastructure expansion.

On a GAAP basis, the Company reported net income of $2.9 million, or $0.06 per share, for the second quarter 2012.

On a Non-GAAP basis, the Company reported net income of $12.0 million, or $0.27 per share, for the second quarter 2012. The Non-GAAP earnings per share calculation for the second quarter excludes, (i) non-cash stock-based compensation of $8.3 million; (ii) certain intellectual property litigation expenses of $0.3 million; (iii) amortization of intangible assets of $2.9 million; (iv) acquisition related items of $0.6 million; and (v) non-cash interest expense on convertible notes of $3.1 million.

Cash, cash equivalents and short and long-term marketable securities were $265.5 million at June 30, 2012.

Updated 2012 Full Year Financial Guidance

•	Revenue of approximately $625 million; up from previous guidance of approximately $615 million

•	GAAP EPS of approximately $0.16; up from previous guidance of approximately $0.09

•	Non-GAAP EPS of approximately $0.97; up from previous guidance of approximately $0.93

•	Non-GAAP Operating Margin of approximately 14.5%; up from previous guidance of approximately 14.0%

•	GAAP effective tax rate of approximately 55%; down from previous guidance of approximately 60%

•	Non-GAAP effective tax rate of approximately 40% remains unchanged

2012 Reconciliation of Full Year EPS Guidance

	Prior Guidance [1]	Revised Guidance [2]
GAAP earnings per share guidance	$0.09	$0.16
Non-cash stock based compensation	0.46	0.43
Certain intellectual property litigation expenses	0.03	0.03
Amortization of intangible assets	0.16	0.16
Acquisition related items [3]	0.02	0.02
Non-cash interest expense on convertible notes	0.17	0.17

Non-GAAP earnings per share guidance	$0.93	$0.97

Weighted shares outstanding - basic [4]	43,500	43,500

Weighted shares outstanding - diluted [4]	45,000	45,000

[1] Effective tax rate of ~60% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[2] Effective tax rate of ~55% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[3] Acquisition related items include expenses associated with prior M&A activity and as incurred
[4] Weighted shares outstanding shown as pre “if-converted” method

2012 Guidance Reconciliation of Non-GAAP Operating Margin %

	Prior Guidance	Revised Guidance
Gross Margin % [A]	~76.0%	~75.5%
Non-GAAP Operating Expenses [B]	~62.0%	~61.0%
Non-cash stock-based compensation	~5.5%	~5.0%
Certain intellectual property litigation expenses	~0.5%	~0.5%
Amortization of intangible assets	~2.0%	~2.0%
Acquisition related items*	~0.2%	~0.2%

GAAP Operating Expenses	~70.2%	~68.7%
Non-GAAP Operating Margin % [A-B]	~14.0%	~14.5%

* Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP operating margin and Non-GAAP earnings per share, which exclude such items as non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, acquisition related items, and non-cash interest expense on convertible notes. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Second Quarter 2012 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share

GAAP net income		$2,863	$0.06
Non-cash stock-based compensation	$8,345	5,007	0.11
Certain intellectual property litigation expenses	292	175	0.00
Amortization of intangible assets	2,903	1,741	0.04
Acquisition related items	585	351	0.01
Non-cash interest expense on convertible notes	3,145	1,887	0.04

Non-GAAP earnings		$12,024	$0.27

Weighted shares outstanding - diluted			44,318

Reconciliation of Year To Date 2012 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share

GAAP net income		$3,536	$0.08
Non-cash stock-based compensation	$14,966	8,980	0.20
Certain intellectual property litigation expenses	816	490	0.01
Amortization of intangible assets	5,749	3,449	0.08
Acquisition related items	1,033	620	0.01
Non-cash interest expense on convertible notes	6,233	3,740	0.09

Non-GAAP earnings		$20,814	$0.47

Weighted shares outstanding - diluted			43,857

Conference Call

NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through August 26, 2012. In addition, a telephonic replay of the call will be available until August 8, 2012. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number 394522.

About NuVasive

NuVasive is a medical device company focused on developing minimally disruptive surgical products and procedurally integrated solutions for the spine. The Company is the 4th largest player in the $7.6 billion global spine market.

NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines several categories of solutions that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: a proprietary software-driven nerve avoidance system and intra-operative monitoring support; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With over 75 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts and the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$154,419	$132,966	$306,110	$257,432
Cost of goods sold (excluding amortization of purchased technology)	36,534	25,508	73,467	49,034

Gross profit	117,885	107,458	232,643	208,398

Operating expenses:
Sales, marketing and administrative	92,346	84,323	186,617	168,543
Research and development	9,604	10,258	19,999	21,027
Amortization of intangible assets	2,903	1,395	5,749	2,737

Total operating expenses	104,853	95,976	212,365	192,307

Interest and other expense, net:
Interest income	204	151	412	334
Interest expense	(6,972)	(1,915)	(13,797)	(3,686)
Other (expense) income, net	(551)	80	(114)	577

Total interest and other expense, net	(7,319)	(1,684)	(13,499)	(2,775)

Income before income taxes	5,713	9,798	6,779	13,316
Income tax expense	3,103	4,776	3,700	6,316

Consolidated net income	$2,610	$5,022	$3,079	$7,000

Net loss attributable to noncontrolling interests	$(253)	$(358)	$(457)	$(739)

Net income attributable to NuVasive, Inc.	$2,863	$5,380	$3,536	$7,739

Net income per share attributable to NuVasive, Inc.:
Basic	$0.07	$0.14	$0.08	$0.19

Diluted	$0.06	$0.13	$0.08	$0.19

Weighted average shares outstanding:
Basic	43,347	39,786	43,095	39,701

Diluted	44,318	40,868	43,857	40,691

Stock-based compensation is included in expenses in the following categories:
Sales, marketing and administrative	$7,737	$7,124	$13,879	$14,459
Research and development	592	601	1,057	1,212
Cost of goods sold	16	-	30	-

	$8,345	$7,725	$14,966	$15,671

NuVasive, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$121,156	$163,492
Short-term marketable securities	120,656	146,228
Accounts receivable, net	85,749	87,736
Inventory	128,559	119,313
Deferred tax assets, current	54,550	54,550
Prepaid expenses and other current assets	8,130	20,518

Total current assets	518,800	591,837
Property and equipment, net	129,435	124,754
Long-term marketable securities	23,707	32,503
Intangible assets, net	105,128	108,140
Goodwill	160,745	159,349
Deferred tax assets	19,857	19,857
Restricted cash and investments	181,815	68,600
Other assets	27,756	18,522

Total assets	$1,167,243	$1,123,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$61,232	$51,744
Accrued payroll and related expenses	20,746	22,215
Litigation liability	—	101,200
Acquisition-related liabilities	32,290	32,221
Senior Convertible Notes, current	74,311	—

Total current liabilities	188,579	207,380
Senior Convertible Notes	325,941	394,019
Deferred tax liabilities	3,952	3,952
Litigation liability	101,200	—
Other long-term liabilities	14,564	13,461
Commitments and contingencies
Noncontrolling interests	10,248	10,705
Stockholders’ equity:
Preferred stock	—	—
Common stock	43	42
Additional paid-in capital	700,409	674,790
Accumulated other comprehensive income	35	477
Accumulated deficit	(177,728)	(181,264)

Total stockholders’ equity	522,759	494,045

Total liabilities and stockholders’ equity	$1,167,243	$1,123,562

NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2012	2011
Operating activities:
Consolidated net income	$3,079	$7,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,313	15,888
Amortization of debt discount	6,233	99
Amortization of debt issuance costs	912	756
Stock-based compensation	14,966	15,671
Allowance for excess and obsolete inventory, net of write-offs	1,275	2,341
Allowance for doubtful accounts and sales return reserve	1,622	529
Accretion of contingent consideration	599	914
Other non-cash adjustments	2,942	2,038
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	671	(5,351)
Inventory	(10,967)	(12,146)
Prepaid expenses and other current assets	12,185	(791)
Accounts payable and accrued liabilities	7,099	(2,300)
Accrued payroll and related expenses	(1,973)	(1,997)
Income taxes payable	1,803	5,043

Net cash provided by operating activities	65,759	27,694
Investing activities:
Cash paid for business and asset acquisitions	(7,917)	—
Purchases of property and equipment	(23,930)	(27,944)
Purchases of marketable securities	(110,915)	(54,317)
Sales of marketable securities	144,427	113,559
Purchases of restricted investments	(113,126)	(4,701)
Payment for specific rights in connection with supply agreement, net of refund received	—	(5,000)

Net cash (used in) provided by investing activities	(111,461)	21,597
Financing activities:
Proceeds from the sale of warrants	—	47,898
Proceeds from the issuance of convertible debt, net of issuance costs	—	391,548
Purchase of convertible note hedges	—	(80,097)
Proceeds from the issuance of common stock	3,094	4,334
Other assets	242	(557)

Net cash provided by financing activities	3,336	363,126
Effect of exchange rate changes on cash	30	70

(Decrease) increase in cash and cash equivalents	(42,336)	412,487
Cash and cash equivalents at beginning of period	163,492	92,597

Cash and cash equivalents at end of period	$121,156	$505,084